FOR IMMEDIATE RELEASE
Investors & Media:
Julie D. Dewey Sr. Vice President, Chief Communications Officer
Wright Medical Group N.V. (901) 290-5817 julie.dewey@wright.com

Wright Medical Group N.V. Reports 2019 First Quarter Financial Results

First Quarter 2019 Net Sales, Including Cartiva®, of $230 Million, Representing As-Reported Growth of 16%, Constant Currency Growth of 18% and Organic Constant Currency Growth of 13%

First Quarter 2019 Record Gross Margins of 80%

First Quarter 2019 Net Loss From Continuing Operations of $30 Million; Non-GAAP Adjusted EBITDA From Continuing Operations of $37 Million, Representing Non-GAAP Adjusted EBITDA Margin of 16%, an Approximate 300 Basis Point Expansion Over Prior Year Quarter

Company Reiterates 2019 Annual Guidance

AMSTERDAM, The Netherlands - May 7, 2019 - Wright Medical Group N.V. (NASDAQ:WMGI) today reported financial results for its first quarter ended March 31, 2019 and reiterated its 2019 annual guidance. Unless otherwise noted, all net sales growth rates in this release are stated on a constant currency basis.

Net sales totaled $230.1 million during the first quarter ended March 31, 2019, representing 15.9% as reported, 17.8% constant currency, 12.7% pro-forma constant currency and 13.1% organic constant currency growth. Gross margins were 80% during the first quarter of 2019, both as reported and on a non-GAAP adjusted basis. Reconciliations of all historical non-GAAP financial measures used in this release to the most comparable GAAP measures can be found in the attached financial tables.

Robert Palmisano, president and chief executive officer, commented, “Our first quarter net sales results represent an outstanding start to 2019, with 18% constant currency growth, and 13% pro-forma and organic constant currency growth, driven by exceptional performance across our total U.S. business with organic growth of 17%. This was led by U.S. upper extremities growth of 21% and 11% organic U.S. foot and ankle growth, with 18% growth in our total ankle franchise and above market growth in the ambulatory surgery center segment. In addition, Cartiva sales of $9.2 million finished ahead of expectations and returned to year over year growth ahead of schedule.”

Palmisano continued, “Our U.S. shoulder business delivered another strong performance with 21% growth, which is approximately triple the market growth rate. We continue to take share in U.S. shoulder, and we anticipate that accelerating adoption of our BLUEPRINT enabling technology, SIMPLICITI shoulder, our ongoing PERFORM Reversed launch and the upcoming full launch of our REVIVE revision shoulder system will continue to drive outstanding shoulder sales growth in 2019 and beyond. On the lower extremities side of the business, we had an excellent quarter organically with high teens growth in total ankle and strong double-digit growth in the ambulatory surgery center portion of our business. Additionally, Cartiva was fully launched with our U.S. lower extremities sales force on January 1, including the integration of the former Cartiva distributors that we have chosen to retain. We couldn’t be happier with the Cartiva acquisition. This provides us with another platform technology with high gross margins and many avenues for growth.”

Palmisano further commented, “In addition to these strong sales growth results, we also achieved record gross margins of 80% and adjusted EBITDA margin expansion of approximately 300 basis points, all of which we believe put us on a strong pathway for the remainder of the year and right on track to achieve our previously stated goals of double-digit net sales growth and adjusted EBITDA margin in excess of 20% for the full fourth quarter of 2019.”

Net loss from continuing operations for the first quarter of 2019 totaled $30.3 million, or $(0.24) per diluted share.

The company’s net loss from continuing operations for the first quarter of 2019 included the after-tax impacts of a $14.3 million loss on the exchange of cash convertible notes, primarily due to the settlement of related conversion derivatives, non-cash interest expense of $12.3 million related to its convertible notes, $0.4 million of transition costs, a $0.4 million loss related to fair value adjustments to contingent consideration, non-cash amortization of inventory step-up of $0.4 million associated with inventory acquired from the Cartiva acquisition, a $1.0 million gain related to mark-to-market adjustments on derivative assets and liabilities, a $0.4 million gain related to mark-to-market adjustments on contingent value rights (CVRs) issued in connection with the BioMimetic acquisition, non-cash foreign currency translation income of $0.3 million, and $2.6 million of tax expense due to a change in tax rates on income from deferred intercompany transactions.

The company's first quarter 2019 non-GAAP net loss from continuing operations, as adjusted for the above items, was $1.7 million. The company's first quarter 2019 non-GAAP adjusted EBITDA from continuing operations, as defined in the non-GAAP to GAAP reconciliation provided later in this release, was $37.4 million. The attached financial tables include reconciliations of all historical non-GAAP measures to the most comparable GAAP measures.

Cash and cash equivalents totaled $161.5 million as of the end of the first quarter of 2019.

Palmisano concluded, “We have accomplished much on all of our financial and organizational metrics over the past several quarters. We see that pace continuing. We exited the quarter on a strong, positive trajectory, and I continue to be optimistic as we look forward. I believe we are set up well for double-digit net sales growth and significant EBITDA margin expansion in 2019 and beyond. We also believe our new digital organization that was announced earlier today will pay dividends well into the future. We have leadership positions in three of the fastest growing markets in orthopaedics. Additionally, we have truly differentiated products in all of our market segments, exceptional enabling technologies for shoulder and total ankle, very high gross margins and specialized sales forces that are performing at a high level.”

Outlook

The company continues to anticipate net sales for full-year 2019 of approximately $954 million to $966 million, which includes $47 million from Cartiva. This guidance assumes foreign currency exchange rates in line with current rates, which results in a negative impact of approximately one percentage point as compared to 2018. This range implies full-year 2019 constant currency net sales growth of 15% to 17%, pro-forma constant currency net sales growth of 11% to 13% and organic constant currency net sales growth of 10% to 12%.

The company continues to anticipate its full-year 2019 non-GAAP adjusted EBITDA from continuing operations guidance, as described in the non-GAAP reconciliation provided later in this release, to be $160 million to $170 million, which with a normal quarterly cadence, would result in fourth quarter of 2019 non-GAAP adjusted EBITDA margin in excess of 20%.

The company continues to expect its non-GAAP adjusted earnings per share from continuing operations, including share-based compensation, as described in the non-GAAP to GAAP reconciliation provided later in this release, for full-year 2019 to be $0.17 to $0.25 per diluted share.

The company estimates approximately 131 million non-GAAP adjusted diluted weighted average ordinary shares outstanding for fiscal year 2019.

The company’s organic net sales growth rate reflects net sales by the legacy Wright business, which does not include net sales of products obtained through the Cartiva acquisition. The company’s pro forma net sales growth rate has been adjusted to reflect the effect on our net sales of incremental revenues that would have been recognized had Cartiva been acquired on January 1, 2018.

The company's non-GAAP adjusted EBITDA from continuing operations target is measured by adding back to net loss from continuing operations charges for interest, income taxes, depreciation and amortization expenses, non-cash share-based compensation expense and non-operating income and expense. Additionally, the company’s adjusted EBITDA from continuing operations target excludes possible future acquisitions; other material future business developments; and due diligence, transaction and transition costs associated with acquisitions and divestitures.

The company’s non-GAAP adjusted earnings per share from continuing operations target is measured by adding back to net loss from continuing operations non-cash interest expense associated with the convertible notes; due diligence, transaction and transition costs associated with acquisitions and divestitures; mark-to-market adjustments to CVRs; non-cash mark-to-market derivative adjustments; loss on modification or extinguishment of debt; non-cash gains and losses associated with foreign currency translation of balances denominated in foreign currencies; and charges for non-cash amortization expenses, net of taxes. Note that as a result of the company’s relatively low effective tax rate due to the valuation allowance impacting a substantial portion of the company’s income/loss, the company is currently estimating the tax effect on amortization expense at 0%. Further, this non-GAAP adjusted earnings per share from continuing operations target excludes possible future acquisitions and other material future business developments.

All of the historical non-GAAP financial measures used in this release are reconciled to the most directly comparable GAAP measures. With respect to the company’s 2019 financial guidance regarding non-GAAP adjusted EBITDA from continuing operations and non-GAAP adjusted earnings per share from continuing operations, however, the company cannot provide a quantitative reconciliation to the most directly comparable GAAP measures without unreasonable effort due to its inability to make accurate projections and estimates related to certain information needed to calculate some of the adjustments as described above, including the foreign currency fluctuations and market driven fair value adjustments to CVRs and derivatives. The anticipated differences between these non-GAAP financial measures and the most directly comparable GAAP measure are described above qualitatively.

The company's anticipated ranges for net sales from continuing operations, non-GAAP adjusted EBITDA from continuing operations, and non-GAAP adjusted earnings per share from continuing operations are forward-looking statements, as are any other statements that anticipate or aspire to future events or performance. They are subject to various risks and uncertainties that could cause the company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the company's actual performance. See the cautionary information about forward-looking statements in the “Cautionary Note Regarding Forward-Looking Statements” section of this release.

Supplemental Financial Information

To view the first quarter of 2019 supplemental financial information, visit ir.wright.com. For historical information on Wright Medical Group N.V. segment reporting changes and non-GAAP combined pro forma financial information, please refer to the presentation posted on Wright’s website at ir.wright.com in the “Financial Information” section.

Internet Posting of Information

Wright routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.wright.com. The company encourages investors and potential investors to consult the Wright website regularly for important information about Wright.

Conference Call and Webcast

As previously announced, Wright will host a conference call starting at 3:30 p.m. Central Time today. The live dial-in number for the call is (844) 295-9436 (U.S.) / (574) 990-1040 (Outside U.S.). The participant passcode for the call is “Wright.” A simultaneous webcast of the call will be available via Wright’s corporate website at www.wright.com.

A replay of the call will be available beginning at 5:30 p.m. Central Time on May 7, 2019 through May 14, 2019. To hear this replay, dial (855) 859-2056 (U.S.) / (404) 537-3406 (Outside U.S.) and enter code 7398697. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Investor Relations - Presentations/Calendar” section of the company’s corporate website located at www.wright.com.

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this release, the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (SEC) today, or otherwise available in the “Investor Relations - Supplemental Financial Information” section of the company's corporate website located at www.wright.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Cautionary Note Regarding Forward-Looking Statements” section of this release.

About Wright Medical Group N.V.

Wright Medical Group N.V. is a global medical device company focused on extremities and biologics products. The company is committed to delivering innovative, value-added solutions improving the quality of life for patients worldwide. Wright is a recognized leader of surgical solutions for the upper extremities (shoulder, elbow, wrist and hand), lower extremities (foot and ankle) and biologics markets, three of the fastest growing segments in orthopaedics. For more information about Wright, visit www.wright.com.

™ and ® denote trademarks and registered trademarks of Wright Medical Group N.V. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles, the company uses certain non-GAAP financial measures in this release. Reconciliations of the historical non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. Wright’s non-GAAP financial measures include net sales, excluding the impact of foreign currency; pro-forma constant currency growth; organic constant currency growth; net income, as adjusted; EBITDA, as adjusted; gross margin, as adjusted; earnings, as adjusted; and earnings, as adjusted, per diluted share, in each case, from continuing operations. The company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the company's operations, period over period. Wright’s non-GAAP financial measures exclude such items as non-cash interest expense related to the company's convertible notes, loss on modification or extinguishment of debt, transaction and transition costs, net gains and losses on mark-to-market adjustments on CVRs and derivative assets and liabilities, and net non-cash gains and losses on foreign currency translation, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the company's reported results of operations for a period. It is for this reason that the company cannot provide without unreasonable effort a quantitative reconciliation to the most directly comparable GAAP measures for its 2019 financial guidance regarding non-GAAP adjusted EBITDA from continuing operations and non-GAAP adjusted earnings per share from continuing operations. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plans,” “intend,” “could,” “may,” “will,” “believe,” “estimate,” “continue,” “guidance,” “future,” other words of similar meaning and the use of future dates. Forward-looking statements in this release include, but are not limited to, statements about the company’s anticipated financial results for 2019, including net sales, adjusted EBITDA from continuing operations and adjusted earnings per share from continuing operations, anticipated continued strong shoulder sales growth and accelerating adoption of our BLUEPRINT™ enabling technology, the anticipated success of Cartiva’s SCI and its contribution to growth for our U.S. lower extremities business, the upcoming launch of our REVIVE™ revision shoulder system, strong execution and new product launches during 2019 and new long-term financial targets. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Each forward-looking statement contained in this release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, failure to achieve anticipated financial results for 2019 or long-term financial targets, failure to achieve the anticipated financial benefits of the Cartiva acquisition, unanticipated clinical performance issues with our products (including Cartiva products) or the introduction of competitive products with clinical performance attributes that are superior to our products (including Cartiva products), failure to achieve wide market acceptance of our products (including Cartiva products) due to clinical, regulatory, cost, reimbursement or other issues, delay or failure to drive U.S. lower extremities or biologics sales to anticipated levels; continued supply constraints; actual or contingent liabilities; adverse effects of diverting resources and attention to providing transition services to the purchaser of the large joints business; the adequacy of the company’s capital resources and need for additional financing; the timing of regulatory approvals and introduction of new products; physician acceptance, endorsement, and use of new products; failure to achieve the anticipated commercial sales of AUGMENT® Bone Graft and other new products; the effect of regulatory actions, changes in and adoption of reimbursement rates; product liability claims and product recalls; pending and threatened litigation; risks associated with the metal-on-metal master settlement agreements; ability to obtain the additional insurance proceeds; risks associated with international operations and expansion; fluctuations in foreign currency exchange rates; other business effects, including the effects of industry, economic or political conditions outside of the company’s control; reliance on independent distributors and sales agencies; competitor activities; changes in tax and other legislation; and the risks identified under the heading “Risk Factors” in Wright’s Annual Report on Form 10-K for the year ended December 30, 2018 filed by Wright with the SEC on February 27, 2019 and subsequent SEC filings by Wright, including without limitation its Quarterly Report on Form 10-Q for the quarter ended March 31, 2019. Investors should not place considerable reliance on the forward-looking statements contained in this release. Investors are encouraged to read Wright’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this release speak only as of the date of this release, and Wright undertakes no obligation to update or revise any of these statements. Wright’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

--Tables Follow--

Wright Medical Group N.V.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per share data--unaudited)

	Three months ended
	March 31, 2019	April 1, 2018
Net sales	$230,127	$198,537
Cost of sales	46,317	41,139
Gross profit	183,810	157,398
Operating expenses:
Selling, general and administrative	153,306	137,248
Research and development	16,972	13,899
Amortization of intangible assets	7,587	7,141
Total operating expenses	177,865	158,288
Operating income (loss)	5,945	(890)
Interest expense, net	19,695	19,812
Other expense (income), net	12,895	(1,000)
Loss from continuing operations before income taxes	(26,645)	(19,702)
Provision for income taxes	3,611	205
Net loss from continuing operations	$(30,256)	$(19,907)
Loss from discontinued operations, net of tax	(6,345)	(5,607)
Net loss	$(36,601)	$(25,514)

Net loss from continuing operations per share, basic and diluted	$(0.24)	$(0.19)
Net loss from discontinued operations per share, basic and diluted	$(0.05)	$(0.05)

Net loss per share, basic and diluted	$(0.29)	$(0.24)

Weighted-average number of shares outstanding-basic and diluted	125,812	105,904

Wright Medical Group N.V.
Consolidated Net Sales Analysis
(dollars in thousands--unaudited)

	Three months ended
	March 31, 2019	April 1, 2018	% change
U.S.
Lower extremities	$71,308	$56,823	25.5%
Upper extremities	81,727	67,658	20.8%
Biologics	22,640	18,165	24.6%
Sports med & other	2,092	2,147	(2.6)%
Total U.S.	$177,767	$144,793	22.8%

International
Lower extremities	$15,551	$15,327	1.5%
Upper extremities	29,465	29,594	(0.4)%
Biologics	4,538	5,257	(13.7)%
Sports med & other	2,806	3,566	(21.3)%
Total International	$52,360	$53,744	(2.6)%

Global
Lower extremities	$86,859	$72,150	20.4%
Upper extremities	111,192	97,252	14.3%
Biologics	27,178	23,422	16.0%
Sports med & other	4,898	5,713	(14.3)%
Total net sales	$230,127	$198,537	15.9%

Wright Medical Group N.V.
Reconciliation of Non-GAAP Combined Organic and Pro Forma Net Sales to Net Sales
(dollars in thousands--unaudited)

	Three months ended March 31, 2019
	Legacy Wright (organic)	Standalone Cartiva	Wright Medical Group N.V.
U.S.
Lower extremities	$62,863	$8,445	$71,308
Upper extremities	81,727	—	81,727
Biologics	22,640	—	22,640
Sports med & other	2,092	—	2,092
Total U.S.	$169,322	$8,445	$177,767

International
Lower extremities	$14,760	$791	$15,551
Upper extremities	29,465	—	29,465
Biologics	4,538	—	4,538
Sports med & other	2,806	—	2,806
Total International	$51,569	$791	$52,360

Global
Lower extremities	$77,623	$9,236	$86,859
Upper extremities	111,192	—	111,192
Biologics	27,178	—	27,178
Sports med & other	4,898	—	4,898
Total net sales	$220,891	$9,236	$230,127

	Three months ended April 1, 2018
	Standalone Wright Medical Group N.V.	Standalone Cartiva	Non-GAAP combined pro forma
U.S.
Lower extremities	$56,823	$8,611	$65,434
Upper extremities	67,658	—	67,658
Biologics	18,165	—	18,165
Sports med & other	2,147	—	2,147
Total U.S.	$144,793	$8,611	$153,404

International
Lower extremities	$15,327	$296	$15,623
Upper extremities	29,594	—	29,594
Biologics	5,257	—	5,257
Sports med & other	3,566	—	3,566
Total International	$53,744	$296	$54,040

Global
Lower extremities	$72,150	$8,907	$81,057
Upper extremities	97,252	—	97,252
Biologics	23,422	—	23,422
Sports med & other	5,713	—	5,713
Total net sales	$198,537	$8,907	$207,444

	Non-GAAP organic and combined pro forma constant currency net sales growth/(decline)
	Legacy Wright (organic) constant currency	Standalone Cartiva	Non-GAAP combined pro forma constant currency
U.S.
Lower extremities	10.6%	N/A	9.0%
Upper extremities	20.8%	N/A	20.8%
Biologics	24.6%	N/A	24.6%
Sports med & other	(2.6)%	N/A	(2.6)%
Total U.S.	16.9%	N/A	15.9%

International
Lower extremities	2.8%	N/A	5.9%
Upper extremities	7.1%	N/A	7.1%
Biologics	(8.8)%	N/A	(8.8)%
Sports med & other	(15.3)%	N/A	(15.3)%
Total International	2.8%	N/A	3.7%

Global
Lower extremities	9.0%	N/A	8.4%
Upper extremities	16.6%	N/A	16.6%
Biologics	17.1%	N/A	17.1%
Sports med & other	(10.6)%	N/A	(10.3)%
Total net sales	13.1%	N/A	12.7%

Wright Medical Group N.V.
Supplemental Net Sales Information
(unaudited)

	Three months ended March 31, 2019 net sales growth/(decline)
	U.S. as reported	Int'l constant currency	Int'l as reported	Global constant currency	Global as reported
Product line
Lower extremities	25%	8%	1%	22%	20%
Upper extremities	21%	7%	0%	17%	14%
Biologics [1]	25%	(9%)	(14%)	17%	16%
Sports med & other	(3%)	(15%)	(21%)	(11%)	(14%)
Total net sales	23%	4%	(3%)	18%	16%
_______________________________

[1]
The US biologics growth rate includes an approximate 5 percentage point benefit from a bulk sale of the PDGF raw material. [25% US as reported growth - 5% impact of PDGF bulk sale = 20% growth rate excluding this benefit]

Wright Medical Group N.V.
Reconciliation of Adjusted Non-GAAP Earnings Per Share to Net Loss from Continuing Operations Per Share
(dollars in thousands, except per share data--unaudited)

	Three months ended
	March 31, 2019	April 1, 2018
Net loss from continuing operations, as reported	$(30,256)	$(19,907)
Weighted-average diluted shares outstanding	125,812	105,904
Net loss from continuing operations per share, as reported	$(0.24)	$(0.19)
Reconciling items:
Non-cash interest expense on convertible notes [1]	12,265	12,012
Net charges on debt modification [2]	14,274	—
Derivatives mark-to-market adjustments [2]	(996)	1,694
Inventory step-up amortization	352	—
Transition costs	424	910
Foreign currency translation expense [2]	(300)	763
CVR mark-to-market adjustments [2]	(420)	(3,924)
Contingent consideration fair value adjustment [2]	376	414
Tax expense due to change in tax rates on income from deferred intercompany transactions [3]	2,566	—
Tax effect of reconciling items [4]	(5)	(210)
Non-GAAP net loss from continuing operations, as adjusted	$(1,720)	$(8,248)
Add back amortization of intangible assets	7,587	7,141
Adjusted non-GAAP earnings	$5,867	$(1,107)
Adjusted non-GAAP weighted-average diluted shares outstanding [5]	129,042	105,904
Adjusted non-GAAP earnings per share	$0.05	$(0.01)
_______________________________

[1]	Impacting interest expense, net.

[2]	Impacting other expense (income), net.

[3]	Impacting provision from income taxes.

[4]	Determined based upon the effective tax rate in the jurisdiction in which the expense was incurred.

[5]
Adjusted non-GAAP weighted-average diluted shares outstanding includes common stock equivalents of 3.2 million for the three months ended March 31, 2019, based on the income position of our adjusted non-GAAP earnings.

Wright Medical Group N.V.
Reconciliation of Non-GAAP Adjusted EBITDA to Net Loss from Continuing Operations
(dollars in thousands--unaudited)

	Three months ended
	March 31, 2019	April 1, 2018
Net loss from continuing operations	$(30,256)	$(19,907)
Interest expense, net	19,695	19,812
Provision from income taxes	3,611	205
Depreciation	15,501	14,499
Amortization	7,587	7,141
Non-GAAP EBITDA	$16,138	$21,750
Reconciling items impacting EBITDA:
Non-cash share-based compensation expense	7,621	5,018
Other expense (income), net	12,895	(1,000)
Inventory step-up amortization	352	—
Transition costs	424	910
Non-GAAP adjusted EBITDA	$37,430	$26,678
Net sales from continuing operations	230,127	198,537
Non-GAAP adjusted EBITDA margin	16.3%	13.4%

Wright Medical Group N.V.
Reconciliation of Non-GAAP Adjusted Gross Margins to Gross Margins from Continuing Operations
(dollars in thousands--unaudited)

	Three months ended
	March 31, 2019	April 1, 2018
Gross profit from continuing operations, as reported	$183,810	$157,398
Gross margins from continuing operations, as reported	79.9%	79.3%
Reconciling items impacting gross profit:
Inventory step-up amortization	352	—
Transition costs	—	910
Non-GAAP gross profit from continuing operations, as adjusted	$184,162	$158,308
Net sales from continuing operations	230,127	198,537
Non-GAAP adjusted gross margins from continuing operations	80.0%	79.7%

Wright Medical Group N.V.
Reconciliation of Other Non-GAAP Financial Measures to Other As Reported Results
(dollars in thousands--unaudited)

	Three months ended
	March 31, 2019	April 1, 2018
Net sales	$230,127	$198,537

Selling, general and administrative expense, as reported	$153,306	$137,248
Selling, general and administrative expense as a percentage of net sales, as reported	66.6%	69.1%
Reconciling items impacting selling, general and administrative expense:
Transition costs	424	—
Selling, general and administrative expense, as adjusted	$152,882	$137,248
Selling, general and administrative expense as a percentage of net sales, as adjusted	66.4%	69.1%

Wright Medical Group N.V.
Condensed Consolidated Balance Sheets
(dollars in thousands--unaudited)

	March 31, 2019	December 30, 2018
Assets
Current assets:
Cash and cash equivalents	$161,516	$191,351
Accounts receivable, net	138,666	141,019
Inventories	186,910	180,690
Prepaid expenses and other current assets	323,391	90,172
Total current assets	810,483	603,232

Property, plant and equipment, net	233,368	224,929
Goodwill and intangible assets, net	1,540,749	1,551,286
Other assets	244,748	314,954
Total assets	$2,829,348	$2,694,401

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$44,471	$48,359
Accrued expenses and other current liabilities	434,523	217,081
Current portion of long-term obligations	410,311	201,686
Total current liabilities	889,305	467,126
Long-term obligations	721,719	913,441
Other liabilities	305,069	381,375
Total liabilities	1,916,093	1,761,942

Shareholders' equity	913,255	932,459
Total liabilities and shareholders' equity	$2,829,348	$2,694,401

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